EXHIBIT 4.8


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                                   AMENDED AND RESTATED
                                   STOCKHOLDERS AGREEMENT

                                           among

                             BLACKSTONE CAPITAL PARTNERS L.P.,

                            WASSERSTEIN PERELLA PARTNERS, L.P.,

                               COLLINS & AIKMAN CORPORATION

                                            and

                               COLLINS & AIKMAN GROUP, INC.




                         _________________________________________


                                 Dated as of June 29, 1994

                         _________________________________________






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                                                           [Draft--6/20/94]






                                   AMENDED AND RESTATED STOCKHOLDERS
                              AGREEMENT, dated as of June 29, 1994, among BLACKSTONE CAPITAL PARTNERS L.P., a Delaware limited partnership ("BCP"), WASSERSTEIN PERELLA PARTNERS, L.P., a Delaware limited partnership ("WPP"), COLLINS & AIKMAN CORPORATION, a Delaware corporation (the "Company"), and COLLINS & AIKMAN GROUP, INC., a Delaware corporation ("Group").


                         WHEREAS BCP, WPP, the Company (as the surviving
               corporation from a merger between Collins & Aikman Holdings Corporation, a Delaware corporation, and Collins & Aikman Holdings II Corporation, a Delaware corporation, pursuant to the Recapitalization (as such term is defined in the Registration Statement on Form S-2 initially filed by the Company on April 19, 1994, as such Registration Statement may be amended from time to time)) and Group are parties to a Stockholders Agreement dated as of December 6, 1988, as amended by Amendment No. 1 dated as of May 1, 1992 (the "Stockholders Agreement");

                         WHEREAS BCP and WPP (or their affiliates) are
               entitled to certain fees for the provision of services to the Company and Group (or their subsidiaries) pursuant to the Stockholders Agreement and pursuant to an agreement ratified September 5, 1990 (the "Management and Retainer Agreement");

                         WHEREAS in connection with the Recapitalization,
               BCP and WPP have agreed (subject to, and effective only upon, the consummation of the Recapitalization) to reduce the fees required by the Stockholders Agreement and the Management and Retainer Agreement; and

                         WHEREAS the parties to the Stockholders Agreement
               wish to otherwise amend the Stockholders Agreement and restate it in its entirety (subject to, and effective only upon, the consummation of the Recapitalization).

















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                                                                          2





                         NOW, THEREFORE, in consideration of the premises
               and the covenants and agreements contained herein, the parties hereto agree as follows:


                                         ARTICLE I

                                        Definitions
                                        -----------

                         SECTION 1.01.  Certain Definitions.  As used in
                                        -------------------
               this Agreement, the following terms shall have the meanings specified below:

                         "Affiliate" shall mean, when used with respect to
               any person, any other person which directly or indirectly beneficially owns or controls 25% or more of the total voting power of shares of capital stock of such person hav-ing the right to vote for directors under ordinary circum-stances, any person controlling, controlled by or under com-mon control with any such person (within the meaning of Rule 405 of the Securities Act), and any director or executive officer of any such person. "Affiliate" shall in any event include, when used with respect to WPP, Wasserstein Perella Co., Inc., Wasserstein Perella Group, Inc. and Wasserstein Perella Management Partners, Inc. and, when used with respect to BCP, The Blackstone Group L.P. and Blackstone Group Holdings L.P.

                         "Common Stock" shall mean the capital stock of the
               Company having the right to vote for directors under ordinary circumstances.

                         "Demanding Party" shall mean either BCP or WPP or
               both, or any transferee of BCP's or WPP's rights under
               Section 3.01 hereof, which party has properly given notice that it is seeking demand registration pursuant to
               Section 3.01 hereof.

                         "Holder" shall mean BCP and WPP and any person who
               becomes a party to this Agreement pursuant to Section 2.03 or 2.04 hereof so long as such person remains the beneficial owner of Common Stock.

                         "HSR Act" shall mean the Hart-Scott-Rodino
               Antitrust Improvements Act of 1976, as amended.

                         "Piggyback Party" shall mean either BCP or WPP or
               both, or any transferee of BCP's or WPP's rights under










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                                                                          3





               Section 3.02 hereof, which party has properly given notice that it is seeking piggyback registration pursuant to
               Section 3.02 hereof.

                         "Registration Right Party" shall mean any
               Demanding Party and any Piggyback Party.

                         "Registration Shares" shall mean (a) the shares of
               Common Stock held by BCP or WPP or Affiliates of BCP or WPP immediately following the Recapitalization, (b) any shares of Common Stock acquired by BCP or WPP or Affiliates of BCP or WPP subsequent to the Recapitalization, and (c) any shares of Common Stock or other securities issued or issuable with respect to any such Common Stock (set forth in clauses (a) and (b) above) by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

                         "Securities Act" shall mean the Securities Act of
               1933, as from time to time amended.

                         SECTION 1.02.  Additional Definitions.  Other
                                        -----------------------
               capitalized terms not defined in Section 1.01 hereof are defined in the following Sections:

                    Term                                    Section
                    ----                                    -------
                    Additional Services                     4.02
                    Affiliate Transfer Agreement            2.04(a)
                    Affiliate Transferee                    2.04(a)
                    BCP                                     Parties
                    Company                                 Parties
                    Company Securities                      3.04
                    Demanding Party                         3.01
                    Demand Registration                     3.01
                    Former Fees                             4.01
                    Group                                   Parties
                    Holder Offeree                          2.05(a)
                    Company                                 Parties
                    Company Securities                      3.04
                    Management and Retainer Agreement       Recitals
                    Monitoring Fee                          4.01
                    Offered Shares                          2.05(a)
                    Offering Price                          2.06(b)
                    Offering Terms                          2.06(b)
                    Offeror                                 2.05(a)
                    Offer Terms                             2.05(a)
                    Piggyback Registration                  3.02(a)
                    Proposed Purchaser                      2.06(b)










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                                                                          4





                    Purchase Offer                          2.06(b)
                    Recapitalization                        Recitals
                    Refusal Offeree                         2.05(a)
                    Registration Statement                  3.10(a)
                    Selling Holder                          2.06(b)
                    Stockholders Agreement                  Recitals
                    Tag-Along Stockholder                   2.06(b)
                    Third Party Offeree                     2.05(a)
                    Transfer                                2.03
                    Transfer Agreement                      2.03
                    WPP                                     Parties


                                        ARTICLE II

                                 Restrictions on Transfer
                                 ------------------------

                         SECTION 2.01.  General Restrictions.  Each Holder
                                        ---------------------
               agrees that it shall not, directly or indirectly, offer, sell, assign, transfer, grant a participation in, pledge, or create, incur or assume any encumbrance with respect to or otherwise dispose of, any Common Stock (or solicit any offers to buy or otherwise acquire, or take a pledge, of any Common Stock) except (i) in compliance with this Agreement and with all applicable federal, state and foreign securities laws, (ii) after having given written notice to the Company as set forth in this Agreement or, if no notice is otherwise required by the applicable provisions of this Agreement, after having given at least three business days prior written notice to the Company, and (iii) when requested by the Company, with a written opinion of counsel (which opinion shall be reasonably satisfactory in form and substance to the Company) that an exemption from registration under the Securities Act is available and that the proposed transaction would not violate applicable securities laws.

                         SECTION 2.02.  Legends.  Each certificate
                                        --------
               evidencing outstanding Common Stock that is issued to any Holder shall bear a legend in substantially the following form so long as the restrictions set forth in the legend are applicable to such Common Stock:

                    THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), OR BY THE SECURITIES REGULATORY AUTHORITY OF ANY STATE OF THE UNITED STATES OR BY ANY SUCH AUTHORITY IN CANADA OR ANY PROVINCE OF CANADA OR OF ANY OTHER










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                                                                          5





                    JURISDICTION. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES SHALL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND REGISTRATION OF THE SECURITIES UNDER THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTIONS OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTIONS.

                    THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE ALSO SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS AS SET FORTH IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, DATED AS OF JUNE 29, 1994, AS SUCH AGREEMENT MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES SHALL BE MADE ON THE BOOKS OF THE ISSUER UNLESS AND UNTIL SUCH RESTRICTIONS SHALL HAVE BEEN COMPLIED WITH.

               When either paragraph of the preceding legend ceases to apply to any Common Stock and upon the request of the holder of such Common Stock, the Company shall issue a new certificate or certificates to such holder without the inapplicable portions of such legend in exchange for the certificate or certificates held by such holder.

                         SECTION 2.03.  Agreements to be Bound.  Each
                                        -----------------------
               Holder agrees that it shall not (except as required by law), directly or indirectly, sell, assign, transfer, grant a participation in or pledge (each, to "Transfer") any Common Stock to any transferee if following such Transfer such transferee and its Affiliates, if any, will be the beneficial owner or owners of in aggregate 10% or more of the then outstanding shares of Common Stock or a member of a group, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, that is such an owner, provided, however, that the foregoing restriction shall not
               --------  -------
               apply to any Transfer to a transferee where the transferee has, prior to such Transfer, executed a Transfer Agreement, substantially in the form attached hereto as Exhibit A, which shall cause such transferee to be bound by the obligations of this Agreement as a Holder (yet not receive the benefits of this Agreement except as expressly transferred in such Transfer Agreement pursuant to a provision of this Agreement allowing such transfer), a copy of which Transfer Agreement shall be maintained on file with










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                                                                          6





               the Secretary of the Company and shall include the address of such transferee to which notices hereunder shall be sent. Each such Transfer Agreement shall become effective upon its execution by the transferee of the Common Stock (and shall not require the signature or consent of any other Holder) and delivery to all the parties hereto.

                         SECTION 2.04.  Transfers to Affiliates, General
                                        --------------------------------
               Partners and Limited Partners.  (a)  Each of BCP and WPP may
               -----------------------------
               Transfer any Common Stock held by it, in whole or in part, to any of its Affiliates without incurring any obligations pursuant to Sections 2.05 or 2.06 hereof, provided that prior to any such Transfer such Affiliate of BCP or WPP (an "Affiliate Transferee"), shall execute and deliver to the parties hereto (i) an Affiliate Transfer Agreement, substantially in the Form attached hereto as Exhibit B, which shall cause such Affiliate Transferee to be bound by the obligations of, and enjoy the benefits of, this Agreement as a successor to BCP or WPP, respectively, with such Affiliate Transfer Agreement becoming effective upon its execution by the Affiliate Transferee and delivery to all the parties hereto and (ii) an irrevocable proxy granting to BCP, in the case of an Affiliate Transferee of BCP, or to WPP, in the case of an Affiliate Transferee of WPP, all voting rights with respect to the Common Stock so transferred. Such Affiliate Transferee shall also agree that it shall not cease to be an Affiliate of BCP or WPP, as the case may be, unless prior to the time such Affiliate Transferee ceases to be an Affiliate of BCP or WPP, such Affiliate Transferee transfers to BCP or WPP, as the case may be, or to an Affiliate thereof designated by BCP or WPP, as the case may be, who has become bound by the terms of this Agreement pursuant to this Section 2.04, all shares of Common Stock owned by such Affiliate Transferee, and BCP and WPP hereby agree to cause such Affiliate Transferee prior to the time it ceases to be an Affiliate of BCP or WPP to so transfer such Common Stock.

                         (b) Each of BCP and WPP may Transfer any Common Stock held by it, in whole or in part, to any of its or its Affiliates' limited partners that is not an Affiliate of BCP or WPP (a "Partner Transferee") without incurring any obligations pursuant to Sections 2.05 or 2.06 hereof, provided that if, following any Transfer pursuant to this
               Section 2.04(b), any Partner Transferee combined with its Affiliates, if any, will be the beneficial owner or owners of in aggregate 10% or more of the then outstanding shares











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                                                                          7





               of Common Stock, such Partner Transferee shall enter into a Transferee Agreement as provided in Section 2.03 hereof.

                         SECTION 2.05.  Right of First Refusal.  (a) In the
                                        ----------------------
               event that any Holder (the "Offeror") shall have made an offer to, or shall have an offer from, a third party (the "Third Party Offeree") to sell or otherwise transfer shares of Common Stock owned by such Holder in one transaction or from time to time in a series of transactions (except in a registered public offering or pursuant to Rule 144 under the Securities Act), the Holder Offeree (as defined below) and the Company shall have a right of first refusal with respect to such Common Stock as set forth below. Prior to such sale or transfer of shares of Common Stock to the Third Party Offeree, the Offeror shall offer such Common Stock (the "Offered Shares") for purchase by BCP, in the case of WPP and Affiliates or transferees of WPP, or by WPP, in the case of BCP and Affiliates or transferees of BCP (the "Holder Offeree"), as hereinafter provided by notifying the Holder Offeree in writing of such offer, setting forth the terms and conditions of sale and the price at which the Offeror proposes to sell the Offered Shares (the "Offer Terms") and the identity of the Third Party Offeree (with a copy of such notice given to the Company concurrently with such notice to the Holder Offeree). The giving of such notice shall constitute an offer by the Offeror, irrevocable during the 20-day period referred to in and subject to the terms of this Section 2.05, to sell to the Holder Offeree the Offered Shares on the Offer Terms. The Holder Offeree shall have a period of 20 days after the receipt of such notice from the Offeror in which to notify the Offeror in writing that it (or any of its Affiliates) elects to purchase the Offered Shares upon the Offer Terms. If the Holder Offeree (or any of its Affiliates) elects to purchase the Offered Shares, it shall give irrevocable notice of such election to the Offeror within such 20-day period. If the Holder Offeree does not give notice to the Offeror within such 20-day period or at any time during such 20-day period the Holder Offeree gives notice that it does not elect to purchase the Offered Shares, the Offeror shall offer the Offered Shares for purchase by the Company (together with the Holder Offeree, the "Refusal Offerees") by notifying the Company in writing of such offer, setting forth the Offer Terms and the identity of the Third Party Offeree. The giving of notice shall constitute an offer by the Offeror, irrevocable during the 10 days following the Company's receipt of such notice, to sell to the Company the Offered Shares on the Offer Terms. During such 10-day period, the Company may










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                                                                          8





               irrevocably notify the Offeror in writing that it (or any of its Affiliates other than BCP and WPP) elects to purchase the Offered Shares upon the Offer Terms. If the Company does not give notice to the Offeror within such 10-day period or at any time during such 10-day period the Company gives notice that it does not elect to purchase the Offered Shares, the Offeror shall be free to sell the Offered Shares to the Third Party Offeree on the Offer Terms (or, if there has been a material change in the facts considered by the Offeror and the Third Party Offeree in arriving at the Offer Terms, at a price which is at least 90% of the offered price and upon terms which are at least as favorable to the Offeror as the Offer Terms) provided that (i) such sale to the Third Party Offeree shall be consummated within 45 days after the 10-day period referred to above and (ii) the Offeror shall furnish to the Refusal Offerees (x) a certificate of an officer of the Offeror specifying the price and other material terms of sale to the Third Party Offeree, (y) a written instrument of the Third Party Offeree pursuant to which the Third Party Offeree represents and warrants that it is acquiring the Offered Shares for its own account and not for purposes of distribution thereof and
               (z) a Transfer Agreement of the Third Party Offeree pursuant to Section 2.03 hereof in which the Third Party Offeree agrees to be bound by the obligations of this Agreement; provided, however, that clause (ii)(z) of this Section
               --------  -------
               2.05(a) shall apply only if, following such sale of Offered Shares, the Third Party Offeree and its Affiliates will be the beneficial owner or owners of in the aggregate 10% or more of the then outstanding shares of Common Stock or a member of a group, within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, that is such an owner.

                         (b) In the event that a Refusal Offeree (or any of its Affiliates) elects to purchase the Offered Shares pursuant to paragraph (a) of this Section 2.05, the Offeror (including any Tag-Along Stockholders selling pursuant to Section 2.06 hereof) shall be obligated to sell to such Refusal Offeree (or its Affiliates), and such Refusal Offeree (or its Affiliates) shall be obligated to purchase from the Offeror (and Tag-Along Stockholders), the Offered Shares upon the Offer Terms. The written notice of election given to the Offeror pursuant to paragraph (a) of this
               Section 2.05 shall specify the place and date (not later than the later of 45 days from the date such notice is given and the expiration of any applicable waiting period under the HSR Act) for the closing of such purchase. At the closing of a purchase of Offered Shares hereunder, the










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                                                                          9





               Refusal Offeree (or its Affiliates) shall pay to the Offeror (and Tag-Along Stockholders) the purchase price for all the Offered Shares in accordance with paragraph (a) of this
               Section 2.05 and the Offeror (and Tag-Along Stockholders) will deliver or cause to be delivered to the Refusal Offeree (or its Affiliates) a certificate or certificates representing the Offered Shares, duly endorsed or accompanied by appropriate stock powers duly executed in blank and a certificate containing the representation described in clause (iii) of the next sentence. The obligation of the Offeror (and Tag-Along Stockholders) to deliver the Offered Shares and the Refusal Offeree (or its Affiliates) to purchase the Offered Shares at such closing shall be subject only to the conditions that (i) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission shall be in effect which would prohibit such sale and delivery, (ii) any applicable waiting period under the HSR Act shall have expired and any other applicable governmental approvals and clearances shall have been obtained and (iii) with respect to the obligation of the Refusal Offeree (or its Affiliates), the Offeror shall deliver to the Refusal Offeree (or its Affiliates) a representation in form and substance reasonably satisfactory to the Refusal Offeree (or its Affiliates) that the Offeror (and Tag-Along Stockholders) has good and marketable title to the Offered Shares, free and clear of all liens, claims, encumbrances and security interests, and that the Offeror (and Tag-Along Stockholders) has full right, power and authority to effect such sale.

                         (c) A Holder shall be entitled to rights under this Section 2.05 only so long as such Holder (combined with its Affiliates) beneficially owns 8% or more of the then outstanding shares of Common Stock.

                         SECTION 2.06.  Tag-Along Rights.  (a)  Anything in
                                        -----------------
               this Agreement to the contrary notwithstanding, if any Holder or group of Holders proposes, in a single transaction or from time to time in a group of related transactions, to sell or otherwise dispose of an amount of Common Stock equal to 5% or more of the shares of Common Stock then outstanding (other than (a) to an Affiliate of such Holder(s), (b) in a registered public offering or (c) pursuant to Rule 144 of the Securities Act), such Holder(s) shall refrain from effecting such transaction(s) unless, prior to the consummation thereof, BCP and WPP (and their Affiliates)










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                                                                         10





               shall have been afforded the opportunity to join in such transfer as provided in clause (b) of this Section 2.06.

                         (b) Prior to the consummation of any transaction subject to this Section 2.06, the Holder or Holders that propose(s) to sell shares of Common Stock in a transaction or series of related transactions (the "Selling Holder") shall offer (the "Purchase Offer") in writing to BCP and WPP (collectively with the Affiliates of BCP and WPP, the "Tag-Along Stockholders") the option, exercisable by written notice to such Selling Holder within 15 days after receipt of the Purchase Offer, to require the Selling Holder to arrange for the proposed purchaser or purchasers (the "Proposed Purchaser") to purchase at the same time as the purchase from the Selling Holder, the number of shares described below at the price per share (the "Offering Price") at which and on the terms and conditions (the "Offering Terms") on which the Proposed Purchaser purchases the shares of Common Stock of the Selling Holder. If any of the Tag-Along Stockholders shall so elect, the Selling Holder shall arrange for the Proposed Purchaser to purchase the total number of shares of Common Stock as originally agreed upon between the Selling Holder and the Proposed Purchaser but from both the Selling Holder and the Tag-Along Stockholder, pro rata in the proportion to each such seller's total beneficial ownership of Common Stock immediately prior to the Purchase Offer, provided, however,
                                                        --------  -------
               that the Tag-Along Stockholder may elect, in its original written notice to the Selling Holder, to sell an amount of Common Stock less than such pro rata amount. In the event that a sale or other transfer subject to this Section 2.06 is to be made, the Selling Holder shall notify the Proposed Purchaser that the sale or other transfer is subject to this
               Section 2.06 and shall ensure that no sale or other transfer is consummated without first complying with this Section 2.06.

                         (c) A Holder shall be entitled to rights under this Section 2.06 only so long as such Holder (combined with its Affiliates) beneficially owns 4% or more of the then outstanding shares of Common Stock.

                         SECTION 2.07.  Prohibition on Encumbrance.  No
                                        --------------------------
               Holder shall pledge, hypothecate or grant a security interest in any of the shares of Common Stock held by it; provided, however, that a Holder may pledge, hypothecate or
               --------  -------
               grant a security interest in such shares to a lender if such lender agrees in writing to be bound by the terms of this










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                                                                         11





               Agreement (and acknowledges that it shall not receive any of the rights granted to Holders under this Agreement) and such lender is not granted any voting rights prior to foreclosure.


                                        ARTICLE III

                                    Registration Rights
                                    -------------------

                         SECTION 3.01.  Demand Registrations.  At any time
                                        ---------------------
               following the Recapitalization, the Company shall, upon the written demand of BCP or WPP (the "Demanding Party"), use its best efforts to effect the registration (a "Demand Registration") under the Securities Act of such number of Registration Shares then beneficially owned by the Demanding Party and its Affiliates as shall be indicated in a written demand by the Demanding Party sent to the Company and to the other Holders, if any, with demand rights pursuant to this
               Section 3.01; provided, however, that as to each of BCP and
                             --------  -------
               WPP (a) the Company shall be obligated to effect a total of no more than five Demand Registrations, with no more than two such Demand Registrations in any twelve month period, with the first such Demand Registration occurring no earlier than January 1, 1995 (unless this date restriction is waived by the Company); (b) the Company shall not be obligated to effect a Demand Registration unless the total number of shares of Common Stock proposed to be registered by such Demanding Party equals (x) at least 5% of the total number of Registration Shares held by such Demanding Party immediately following the Recapitalization or (y) all of such Demanding Party's Common Stock, (c) if a registration pursuant to this Section 3.01 involves an underwritten offering and the managing underwriter advises the Company that, in the opinion of such managing underwriter, the number of Registration Shares proposed to be included in such registration would have a material adverse effect on the success of the offering, then the Company will include in such registration only the number of Registration Shares requested to be included in such registration that, in the opinion of such managing underwriter, can be successfully sold, (d) a Demand Registration shall not count as such until it has become effective, except that if, after it has become effective, the offering of Registration Shares pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental authority, such registration shall be deemed not to have been effected unless such stop order,










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                                                                         12





               injunction or other order or requirement shall subsequently have been vacated or otherwise removed. Upon receipt of the Demanding Party's written demand and subject to Section 3.04 hereof, the Company shall expeditiously effect the registration under the Securities Act of the Registration Shares and use its best efforts to have such registration become and remain effective as provided in Section 3.10.
               The Demanding Party, together with any other party participating in the Demand Registration pursuant to
               Section 3.02 hereof (unless such other party is registering less than 80% of the amount of Registration Shares being registered by the Demanding Party), shall have the right to select the managing underwriter for a Demand Registration.

                         SECTION 3.02.  Piggyback Registrations.  (a)  If
                                        ------------------------
               the Company proposes to register, or is caused to register pursuant to a demand registration, any Common Stock under the Securities Act for sale for cash (otherwise than in connection with the registration of Common Stock issuable pursuant to an employee or director stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act), the Company shall give BCP and WPP notice of such proposed registration at least 15 days prior to the filing of a registration statement. At the written request of BCP or WPP delivered to the Company within 10 days after the receipt of the notice from the Company, which request shall state the number of Registration Shares that such party wishes to sell or distribute publicly under the registration statement pro-posed to be filed by the Company, the Company shall use its best efforts to register under the Securities Act such Registration Shares, and to cause such registration (a "Piggyback Registration") to become and remain effective as provided in Section 3.10. In a piggyback registration pursuant to this Section 3.02 (other than a piggyback registration on a Demand Registration), the managing underwriter shall be selected by the Company in consultation with the Piggyback Party or Piggyback Parties, as the case may be.

                         (b) If a Piggyback Registration is an under-written primary registration on behalf of the Company, and the managing underwriters thereof advise the Company in writing that in their opinion the number of shares of Common Stock requested to be included in the registration exceeds the number which can be sold in the offering, the Company shall include in the registration (i) first, the Common

               Stock the Company proposes to sell and (ii) second, the Registration Shares that BCP or WPP propose to sell divided pro rata between BCP and WPP based on the total beneficial ownership of Common Stock of each of BCP and WPP, respectively, at the time notice is given to the Company by such managing underwriters. Any Piggyback Party shall be given prompt notice by the Company of any such cutback.

                         (c) If a Piggyback Registration is an under-written secondary registration on behalf of a Demanding Party and the managing underwriters thereof advise the Company in writing that in their opinion the number of shares of Common Stock requested to be included in the registration exceeds the number which can be sold in the offering, the Company shall include in the registration (i) first, a pro rata amount of each of BCP and WPP's Registration Shares, based on the total beneficial ownership of Common Stock of each of BCP and WPP, respectively, at the time notice is given to the Company by such managing underwriters, until one such party has had all shares so demanded included and (ii) second, the Registration Shares of the other party, if any. Any Piggyback Party shall be given prompt notice by the Company of any such cutback. In the event the Company subsequently desires to participate in such a registration of securities, the Company shall include in the registration (A) first, the Registration Shares BCP and WPP propose to sell and (B) second, the Common Stock that the Company proposes to sell.

                         SECTION 3.03.  Lock-up.  Each Holder hereby agrees
                                        --------
               that, in connection with any public offering effected pursuant to this Article III, such Holder will, if so requested by the managing underwriter of such offering, enter into a customary lock-up agreement not to transfer any Common Stock held by it for a period of up to 90 days following such offering (such lock-up agreement in form and substance acceptable to such managing underwriter).

                         SECTION 3.04.  The Company's Right to Delay Demand
                                        -----------------------------------
               Registration.  The Company shall not be obligated to file a
               -------------
               registration statement relating to any Demand Registration pursuant to Section 3.01 hereof if counsel to the Company renders an opinion, in form and substance reasonably satisfactory to the Demanding Party, to the effect that registration is not required for the proposed transfer of Registration Shares or if a post-effective amendment to an existing registration statement would be sufficient for such proposed transfer (and the Company files such a post-effective amendment to effect the proposed transfer). The Company may delay filing the registration statement relating to any Demand Registration pursuant to Section 3.01 hereof for not more than 60 days if (i) in the case of an underwritten offering, the Company has filed, or has taken substantial steps toward filing, a registration statement relating to any of the Company's securities (the "Company Securities"), and the managing underwriter is of the opinion that the filing of a registration statement with respect to the Demand Registration would adversely affect the offering by the Company of Company Securities, or (ii) the Board of Directors of the Company determines in good faith, by resolution, that the filing of a registration statement would, if not so deferred, materially and adversely affect a then proposed or pending financial project, acquisition, merger or corporate reorganization.

                         SECTION 3.05.  Indemnification by the Company.  In
                                        -------------------------------
               the event of any registration of any Registration Shares under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless each Registration Rights Party, its directors and officers, each other person who participates as an underwriter in the offering or sale of such Registration Shares and each other person, if any, who controls such Registration Rights Party or any such underwriter within the meaning of Section 15 of the Securi-ties Act against any losses, claims, damages or liabilities, joint or several, to which such Registration Rights Party or any such director or officer or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registration Shares were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, and the Company shall reimburse each Registration Rights Party, and each such director, officer, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that the Company shall not be
                           --------  -------
               liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information about a Registration Rights Party furnished to the Company through an instrument duly executed by or on behalf of such Registration Rights Party, specifically stating that it is for use in the preparation thereof; and provided further, however, that the Company
                            ----------------- -------
               shall not be liable to any person who participates as an underwriter in the offering or sale of Registration Shares or any other person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registration Shares to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of a Registration Rights Party or any such director, officer or controlling person and shall survive the transfer of the Registration Shares by such Registration Rights Party.

                         SECTION 3.06.  Indemnification by the Registration
                                        -----------------------------------
               Rights Party.  The Company may require, as a condition to
               -------------
               including any Registration Shares in any registration statement filed pursuant to Section 3.01 or 3.02, that the Company shall have received an undertaking reasonably satisfactory to it from the Registration Rights Party to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.05) the Company, each director of the Company, each officer of the Company signing such registration statement and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act with respect to any untrue statement or alleged untrue statement of any material fact in such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein or any amendment or supplement thereto, or omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading, if such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information about the Registration Rights Party as a shareholder of the Company furnished to the Company through an instrument duly executed by the Registration Rights Party specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer by the seller of the securities of the Company being registered.

                         SECTION 3.07.  Notices of Claims, etc.  Promptly
                                        -----------------------
               after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 3.05 or 3.06, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give notice to the latter of the commencement of such action; provided, however, that the
                                            --------  -------
               failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obli-gations under Section 3.05 or 3.06, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist or the indemnified party may have defenses not available to the indemnifying party in respect of such claim, the indemnify-ing party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnify-ing party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

                         SECTION 3.08.  Other Indemnification.  Indemnifi-
                                        ----------------------
               cation similar to that specified in Section 3.05 and 3.06 hereof (with appropriate modifications) shall be given by the Company and the Registration Rights Party with respect to any required registration or other qualification of Registration Shares under any Federal or state law or regulation of any Governmental Authority other than the Securities Act.

                         SECTION 3.09.  Indemnification Payments.  The
                                        -------------------------
               indemnification required by this Article III shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

                         SECTION 3.10.  Registration Covenants of the
                                        -----------------------------
               Company.  In the event that any Registration Shares of the
               --------
               Registration Rights Party are to be registered pursuant to
               Section 3.01 or 3.02 hereof, the Company covenants and agrees that it shall use its best efforts to effect the registration and cooperate in the sale of the Registration Shares to be registered and shall as expeditiously as possible:

                         (a) (i) prepare and file with the SEC a registra-
                    tion statement with respect to the Registration Shares (as well as any necessary amendments or supplements thereto) (a "Registration Statement") and (ii) use its best efforts to cause the Registration Statement to become effective;

                         (b) prior to the filing described above in Section
                    3.10(a), furnish to the Registration Rights Party copies of the Registration Statement and any amendments or supplements thereto and any prospectus forming a part thereof, which documents shall be subject to the review of counsel for the Registration Rights Party (but not approval of such counsel except with respect to any statement in the Registration Statement which relates to the Registration Rights Party);

                         (c) notify the Registration Rights Party, promptly
                    after the Company shall receive notice thereof, of the time when the Registration Statement becomes effective or when any amendment or supplement or any prospectus forming a part of the Registration Statement has been filed;

                         (d) notify the Registration Rights Party promptly
                    of any request by the SEC for the amending or supplementing of the Registration Statement or prospectus or for additional information;

                         (e) (i) advise the Registration Rights Party after
                    the Company shall receive notice or otherwise obtain knowledge of the issuance of any order by the SEC suspending the effectiveness of the Registration Statement or any amendment thereto or of the initiation or threatening of any proceeding for that purpose and
                    (ii) promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if a stop order should be issued;

                         (f) (i) prepare and file with the SEC such amend-
                    ments and supplements to the Registration Statement and the prospectus forming a part thereof as may be neces-sary to keep the Registration Statement effective for the lesser of (A) a period of time necessary to permit the Registration Rights Party to dispose of all its Registration Shares and (B) 30 days and (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registration Shares covered by the Registration Statement during such period in accordance with the intended methods of disposition by the Registration Rights Party set forth in the Registration Statement;

                         (g) furnish to the Registration Rights Party such
                    number of copies of the Registration Statement, each amendment and supplement thereto, the prospectus included in the Registration Statement (including each preliminary prospectus) and such other documents as the Registration Rights Party may reasonably request in order to facilitate the disposition of the Registration Shares owned by the Registration Rights Party;

                         (h) use its best efforts to register or qualify
                    such Registration Shares under such other securities or blue sky laws of such jurisdictions as determined by the underwriters after consultation with the Company and the Registration Rights Party and do any and all other acts and things which may be reasonably necessary or advisable to enable the Registration Rights Party to consummate the disposition in such jurisdictions of the Registration Shares (provided that the Company shall
                                         --------
                    not be required to (i) qualify generally to do business in any jurisdiction in which it would not otherwise be required to qualify but for this Section 3.10(h), (ii) subject itself to taxation in any such jurisdiction or
                    (iii) consent to general service of process in any such jurisdiction);

                         (i) notify the Registration Rights Party, at any
                    time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Registration Statement would contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of the Registration Rights Party, prepare a supplement or amendment to the Registration Statement so that the Registration Statement shall not, to the Company's knowledge, contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                         (j) if the Common Stock is not then listed on a
                    securities exchange, and if the NASD is reasonably likely to permit the reporting of the Common Stock on NASDAQ, use its best efforts, consistent with the then-current corporate structure of the Company, to facilitate the reporting of the Common Stock on NASDAQ;

                         (k) provide a transfer agent and registrar, which
                    may be a single entity, for all the Registration Shares not later than the effective date of the Registration Statement;

                         (l) enter into such customary agreements (includ-
                    ing an underwriting agreement in customary form) and take all such other action, if any, as the Registration Rights Party or the underwriters shall reasonably request in order to expedite or facilitate the disposition of the Registration Shares pursuant to this
                    Article III;

                         (m) (i) make available for inspection by the
                    Registration Rights Party, any underwriter participating in any disposition pursuant to the

                    Registration Statement and any attorney, accountant or other agent retained by the Registration Rights Party or any such underwriter all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company's officers, directors and employees to supply all relevant information reasonably requested by the Registration Rights Party or any such underwriter, attorney, accountant or agent in connection with the Registration Statement;

                         (n) use its best efforts to cause the Registration
                    Shares covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to enable the Registration Rights Party to consummate the disposition of such Registration Shares; and

                         (o) cause the Company's independent public
                    accountants to provide a comfort letter in customary form and covering such matters of the type customarily covered by comfort letters.

                         SECTION 3.11.  Shelf Registrations.  If a
                                        --------------------
               Demanding Party shall demand a shelf registration pursuant to paragraph (a) of this Section 3.01 or a Piggyback Party shall piggyback on a shelf registration pursuant to Section
               3.02 hereof, such Demanding Party or Piggyback Party shall have 30 days from the time such shelf registration is declared effective by the Securities and Exchange Commission to distribute all Registration Shares so registered.

                         SECTION 3.12.  Expenses.  In connection with any
                                        ---------
               Demand Registration pursuant to Section 3.01, the Company shall pay all registration, filing and NASD fees, all fees and out-of-pocket expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, the reasonable fees and disbursements of the Company's independent public accountants for services required because of the Demand Registration (including the expenses of comfort letters required for the Demand Registration) and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities. In any registration,
               (i) the Registration Rights Party shall pay for its own underwriting discounts and commissions and transfer taxes and (ii) each of the Company and the Registration Rights Party shall pay for its own counsel.

                         SECTION 3.13.  Assignment of Registration
                                        --------------------------
               Rights.  BCP and WPP may assign their rights under this
               -------
               Article III in whole or in part to anyone to whom BCP or WPP, respectively, sells, transfers or assigns any of the Registration Shares (other than in sales pursuant to Rule 144 under the Securities Act or a registered public sale); provided, however, that no assignment shall increase the
               --------  -------
               Company's obligations to effect registrations or pay expenses thereof.

                         SECTION 3.14.  Other Registration Rights.  The
                                        --------------------------
               Company shall not grant any right of registration under the Securities Act relating to any of its securities to any person other than BCP, WPP or an assignee of BCP or WPP unless BCP and WPP shall be entitled to have included in any piggyback registration pursuant to such grant a number of Registration Shares requested by BCP and WPP to be so included representing at least 30% of such offering prior to the inclusion of any securities requested to be registered by the persons entitled to any such registration rights.

                         SECTION 3.15.  Rule 144.  So long as the Company
                                        ---------
               is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall take all actions reasonably necessary to enable BCP and WPP to sell the Registration Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC, including filing on a timely basis all reports required to be filed by the Company by the Exchange Act. Upon the request of BCP or WPP, the Company shall deliver to BCP or WPP a written statement as to whether it has complied with such requirements.



                                        ARTICLE IV

                                  Fees and Other Payments
                                  -----------------------

                         SECTION 4.01.  Monitoring Fee.  Following the
                                        ---------------
               consummation of the Recapitalization, Group (or any of its subsidiaries or affiliates, on Group's behalf) shall pay an annual monitoring fee of $1,000,000 per year to each of BCP and WPP (the "Monitoring Fee"). Following the consummation of the Recapitalization, the annual operating management fee set forth in Section 6.4 of the Stockholders Agreement and the Management and Retainer Services Fee set forth in the Management and Retainer Agreement (collectively, the "Former Fees") shall no longer be payable (although BCP and WPP or their affiliates shall not be required to refund any portion of the Former Fees already paid at the time of the Recapitalization). The Monitoring Fee shall be payable in quarterly installments at the beginning of each quarter commencing after the consummation of the Recapitalization. In consideration of the Monitoring Fee, each of BCP and WPP shall provide personnel to monitor the management of the Company and its subsidiaries, including Group. Such personnel shall not receive any separate compensation for such services except as provided herein, but such personnel (or BCP or WPP on their behalf) shall be entitled to reimbursement of their reasonable out-of-pocket expenses in connection therewith, including travel expenses, and shall provide documentation of such expenses to the Company upon request.

                         SECTION 4.02.  Other Fees Not Precluded.
                                        -------------------------
               Notwithstanding the foregoing, nothing contained herein shall preclude BCP and WPP or their Affiliates from receiving fees in addition to the Monitoring Fee; provided that any such fees shall be for services ("Additional Services") in addition to providing personnel to monitor the management of the Company and its subsidiaries. Additional Services may include, but are not limited to, services in connection with transactions such as acquisitions, divestitures, the negotiation of credit agreements or amendments thereto, sales and dispositions of assets or subsidiaries, public or private offerings of debt or equity securities, work-outs and other traditional or nontradi-tional investment banking, consultant or management services.

                         SECTION 4.03.  Compensation of Directors.  Each
                                        --------------------------
               director of the Company and Group who is not a full-time employee thereof shall receive reimbursement of out-of-pocket expenses incurred in connection with attendance at meetings of, and other activities relating to, serving on the Boards of Directors and any committees thereof. Following the Recapitalization, a director's fee of $40,000 per year, payable quarterly, for each such director shall be paid to each such director unless and to the extent that WPP or BCP shall notify the Company or Group that it should receive the director's fees for the directors that it has the right to designate to the Boards of Directors of the

               Company and Group. Nothing contained herein shall preclude the Boards of Directors of the Company or Group from increasing director's fees or authorizing director's stock options or additional director's fees.

                         SECTION 4.04.  Accrual of Payments.  To the extent
                                        --------------------
               that the payment of any of the fees, expenses or other compensation provided for in this Agreement is not timely made, such fees, expenses or other compensation shall be accrued, together with interest thereon at the rate of interest announced publicly in New York, New York, from time to time by Citibank, N.A., as its base rate and shall be paid as soon as practicable.


                                         ARTICLE V

                                       Miscellaneous
                                       -------------

                         SECTION 5.01.  Amendment and Restatement of the
                                        --------------------------------
               Stockholders Agreement; Complete Agreement.  Subject to, and
               -------------------------------------------
               effective only upon, the consummation of the Recapitalization, this Agreement shall constitute an amendment and restatement of the Stockholders Agreement. This Agreement constitutes the entire agreement and understanding among the parties hereto with respect to the matters referred to herein and supersedes all prior agreements and understandings among the parties hereto with respect to the matters referred to herein, including, without limitation, the Stockholders Agreement and the Management and Retainer Agreement.

                         SECTION 5.02.  No Inconsistent Agreements.
                                        ---------------------------
               Neither the Company nor any of its subsidiaries shall, and BCP and WPP shall not permit the Company or any of its subsidiaries to, enter into any agreement inconsistent with the terms of this Agreement.

                         SECTION 5.03.  Amendment.  Except as otherwise
                                        ----------
               expressly provided herein, this Agreement may not be amended, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by each of the parties hereto.

                         SECTION 5.04.  Notices.  All notices, statements,
                                        --------
               instructions or other documents provided for herein shall be in writing and shall be either transmitted by facsimile or delivered either personally or by mailing the same in a sealed envelope, first-class mail, postage prepaid and either certified or registered, return receipt requested, addressed as follows:


                         For notices and communications to the Company or
               Group:

                              210 Madison Avenue
                              New York, NY 10016

                              Attention:  Elizabeth R. Philipp, Esq.

                                            and

                              8320 University Executive Park
                              Suite 102
                              Charlotte, NC 28262

                              Attention:  Corporate Counsel

                         For notices and communications to BCP:

                              118 North Bedford Road
                              Suite 300
                              Mount Kisco, New York 10549

                              Attention:  Mr. David A. Stockman


                         For notices and communications to WPP:

                              31 West 52nd Street
                              New York, New York 10019

                              Attention:  Mr. Randall J. Weisenburger

               Each party, by written notice given to the other parties in accordance with this Section 5.04, may change the address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder shall be deemed to have been given on the earlier of the date of actual or facsimile delivery and three days after the date of mailing, except that notice of a change of address shall be effective only upon actual delivery.

                         SECTION 5.05.  Successors; Assigns.  The terms and
                                        --------------------
               conditions of this Agreement shall be binding on and inure to the benefit of the respective successors and permitted assigns of the parties hereto.

                         SECTION 5.06.  Counterparts.  This Agreement may
                                        -------------
               be executed by the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

                         SECTION 5.07.  Severability.  The invalidity,
                                        -------------
               illegality or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement or such provision in any other jurisdiction, it being the intent of the parties hereto that all rights and obligations of the parties hereto under this Agreement shall be enforceable to the fullest extent permitted by law.

                         SECTION 5.08.  Headings.  The section headings
                                        ---------
               herein are for convenience of reference only and in no way define, limit or extend the scope or intent of this Agreement or any provisions hereof.

                         SECTION 5.09.  Applicable Law.  The laws of the
                                        ---------------
               State of Delaware shall govern this Agreement, regardless of the laws that might be applied under applicable principles of conflicts of laws.

                         SECTION 5.10.  Term of the Agreement.  This
                                        ----------------------
               Agreement shall become effective only upon consummation of the Recapitalization and shall expire 10 years after the date hereof unless extended by the parties hereto.

                         SECTION 5.11.  No Third-Party Beneficiaries.  This
                                        -----------------------------
               Agreement is intended to be solely for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

                         SECTION 5.12.  Specific Performance.  Each party
                                        ---------------------
               hereto acknowledges that its failure to comply with the provisions of this Agreement will result in irreparable and continuing damage to the other parties hereto for which there will be no adequate remedies at law and that, in the event of a failure of any party hereto to comply with the terms of this Agreement, the other parties hereto shall be entitled to injunctive relief, without the necessity of proving actual damages and without being required to post a bond or other security, and to such other and further relief as may be proper and necessary to ensure compliance with the provisions of this Agreement.


                         IN WITNESS WHEREOF, the parties hereto have
               executed this Agreement as of the day and year first above written.


                                        BLACKSTONE CAPITAL PARTNERS, L.P.,

                                          by BLACKSTONE MANAGEMENT
                                             PARTNERS, L.P., its general
                                           partner,

                                             by

                                               ----------------------------
                                               Name:
                                               Title:

                                        WASSERSTEIN PERELLA PARTNERS, L.P.,

                                          by WASSERSTEIN PERELLA MANAGEMENT
                                             PARTNERS, INC., its general
                                             partner,

                                             by

                                                ---------------------------
                                                                          -
                                               Name:
                                               Title:

                                        COLLINS & AIKMAN CORPORATION,

                                          by

                                            -------------------------------
                                            Name:
                                            Title:

                                        COLLINS & AIKMAN GROUP, INC.,

                                          by

                                            -------------------------------
                                            Name:
                                            Title: